Exhibit 99.(17)

NICHOLAS-APPLEGATE FUND, INC.
NICHOLAS-APPLEGATE GROWTH EQUITY FUND

Gateway Center Three
Prudential Investments
100 Mulberry Street

Gateway Center Three
Newark, NJ 0102-4077

100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077

PROXY

Common Stock, $.01 par value per share
Special Meeting of Shareholders (Meeting)
February 27, 2009, 10:00 a.m.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

The undersigned hereby appoints Jonathan D. Shain, Deborah A. Docs and Claudia DiGiacomo as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Nicholas-Applegate Growth Equity Fund, a series of Nicholas-Applegate Fund, Inc. held of record by the undersigned on December 15, 2008, at the Meeting to be held on February 27, 2009, or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY, WHEN THIS PROXY IS PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  THE PROXY WILL BE VOTED FOR THE PROPOSAL IF YOU DO NOT SPECIFY OTHERWISE.  PLEASE REFER TO THE PROXY STATEMENT AND PROSPECTUS, DATED JANUARY         , 2009 FOR DISCUSSION OF THE PROPOSAL.

IF VOTING BY MAIL, PLEASE MARK, SIGN AND DATE THIS PROXY CARD WHERE INDICATED AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY ADJOURNMENT OF THE MEETING.

NOTE:  Please sign exactly as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

TO VOTE BY TELEPHONE

1)                                      Read the Proxy Statement and have this Proxy card at hand.

2)                                      Call 1-800-690-6903 toll free.

3)                                      Enter the 12-digit control number set forth on the right side of this Proxy card and follow the simple instructions.

TO VOTE BY INTERNET

1)                                      Read the Proxy Statement and have this Proxy card at hand.

2)                                      Go to Web site www.proxyvote.com.

3)                                      Follow the instructions on the website and be prepared to enter your 12 digit control number set forth on the right side of this Proxy card to enter your vote.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

PLEASE KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

NICHOLAS-APPLEGATE FUND, INC. – Nicholas-Applegate Growth Equity Fund

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

VOTE ON PROPOSAL

For Against Abstain

1.                                       To approve a Plan of Reorganization for NICHOLAS-APPLEGATE FUND, INC. – Nicholas-Applegate Growth Equity Fund

For address changes and/or comments, please check this box and write them on the back.

Please be sure to sign and date this Proxy.

Signature (PLEASE SIGN WITHIN BOX) Date Signature (Joint Owners) Date